VAULT AMERICA, INC.

PRESS RELEASE

FOR RELEASE ON April 4, 2008

Trading Symbol: VAMA (OTCBB)

Company Negotiates Private Placement

Calgary, Alberta – April 4, 2008 – VAULT AMERICA, INC.; (NASDAQ: OTC.BB - Symbol: VAMA) – Hal Schultz, President of Vault America, Inc. (“Vault”), reports that the Company has negotiated a private placement of securities for an aggregate investment amount up to $750,000.  The funds will be applied toward the business of the company and the evaluation and development of new opportunities.   A finder’s fee will be paid in connection with this private placement.

The Company also reports the resignation of Robert Aubel from the Company’s board of directors.  Due to time conflicts arising from his involvement with other business ventures Mr. Aubel felt he was not as readily available as he would have liked in order to be properly involved with the Company’s business.

Cautionary Statement: This news release may include certain "Forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements, other than statements of historical fact, included in this release are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  All forward-looking statements in this release are expressly qualified by this notice.

Contact:

Vault America, Inc.

(403) 319-0236